Exhibit 10.45

                  MORGENS, WATERFALL, VINTIADIS & COMPANY, INC.

JOANN McNIFF, ESQ.                               10 EAST 50TH STREET
(212) 705-0534                                   NEW YORK, NEW YORK 10022
 jmcniff@mwv.com                                 (212) 705-0500
                                                 FAX:    (212) 838-5540



         August 14, 1998


         Ms. Gina Contner
         Four Queens
         202 E. Fremont
         Las Vegas, NV  89101

         Re:  Elsinore Waiver

         Dear Gina:

         Please be advised that Morgens, Waterfall, Vintiadis & Co., Inc. hereby consents to the attached waiver and will instruct Morgan Stanley to execute the same.

         Sincerely,

         /s/Joann

         cc:  David Hollander, Esq.

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                                                     Waiver of Compliance

         To:      Elsinore Corporation (the "Company")

                  First National Trust Association, as trustee ("Trustee") under that certain Amended and Restated Indenture dated as of March 3, 1997 (the "Indenture"), by and among the Company, the guarantors named therein and Trustee.

Re:    $30,000,000 131/2% Second Mortgage Notes due 2001 of Elsinore Corporation
       -------------------------------------------------------------------------

                  The undersigned, pursuant to Section 10.2 of the Indenture, hereby:

         1. Certifies that it is the beneficial owner of $29,104,000 principal amount (the "Principal Amount") of the Securities, which Principal Amount is on the date hereof on deposit in the Depository Trust Company account of Morgan Stanley in the record name of Cede & Co. as nominee; and

         2. Waives, and instructs the Trustee to waive, the semi-annual payment of interest due on the Principal Amount of the Securities on August 31, 1998 for sixty (60) days.

                  The waiver set forth above shall be limited precisely as written and relates solely to the semi-annual payment of interest due on the Principal Amount of the Securities due on August 31, 1998, in the manner and to the extent described above, and nothing in this waiver shall be deemed to

                  (a) constitute a waiver of compliance by Company with respect to (i) Company's compliance with Section 5.1 of the Indenture (and paragraphs 1 and 2 of the Securities) in any other instance, including (x) payments of principal or interest required to be made to the undersigned on any date other than on August 31, 1998, and (y) payments of principal or interest required to be made at any time to Trustee, or to any holders of Securities other than the undersigned; or (ii) any other term, provision or condition of the Indenture, the Securities, or any other instrument or agreement referred to therein or ancillary thereto, or

                  (b) prejudice any right or remedy that Trustee, the undersigned, or any other holder of Securities may now have or may have in the future under or in connection with the Indenture, the Securities, or any other instrument or agreement referred to therein or ancillary thereto

                  Except as expressly set for herein, the terms provisions, and conditions of the Indenture, the Securities, and the other instruments and agreements referenced therein or ancillary thereto shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

                  This waiver shall be effective upon delivery to the Company and the Trustee. All capitalized words not defined herein are used as defined in the Indenture.

                  Morgen Stanley & Co.
                  August ____, 1998
                  Signature:  ________________________________
                  Title:  ____________________________________

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